UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 16, 2016

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     Appointment of President and Interim Senior Executive Officer

On September 16, 2016, the Board of Directors (the “Board”) of FelCor Lodging Trust Incorporated (“FelCor”) appointed Troy A. Pentecost to the additional positions of President and interim senior executive officer of FelCor, effective immediately. Mr. Pentecost will continue to serve as the company’s Chief Operating Officer. He succeeds Richard A. Smith, who previously served as FelCor’s President and Chief Executive Officer.

Mr. Pentecost, age 55, joined FelCor as Executive Vice President and Director of Asset Management in March 2006, and was promoted to Chief Operating Officer in August 2010. Prior to joining FelCor, he was Senior Vice President of Operations and Divisional Vice President of Operations for Remington Hotel Corporation from 2004 to 2006, where he was responsible for that company’s operational and sales activity. Prior to joining Remington, Mr. Pentecost was employed by Wyndham International, Inc. in various management roles, including Regional Vice President, Area Director and General Manager, from 1993 to 2004. Mr. Pentecost attended Bowling Green State University.

In connection with his promotion, the compensation committee:

1.
Increased (a) Mr. Pentecost's annual base salary to $500,000, (b) his target cash bonus to 90% of his base salary, with a range from 45-135% of his base salary for threshold to superior performance and (c) his target annual equity award to 200% of his base salary, with the actual number of shares vesting depending on a combination of continued employment and market and financial performance over time;

2.
Awarded Mr. Pentecost a one-time grant of restricted stock units entitling him to receive 77,761 shares of FelCor common stock ("FelCor Shares") subject to vesting. These restricted stock units will vest in two equal installments on December 27, 2018 and December 27, 2019, assuming Mr. Pentecost’s continued employment with FelCor through such dates, or earlier if his employment is terminated by the company other than for cause or by Mr. Pentecost for good reason; and

3.	Authorized paying Mr. Pentecost $10,000 per month of supplemental base salary while serving as interim senior executive officer.

The foregoing description of Mr. Pentecost’s compensation benefits is not complete and is qualified in its entirety by reference to Mr. Pentecost’s Equity Grant Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the updated description of FelCor’s performance-based incentive compensation program for executive officers contained in Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Pentecost has no familial relationship nor any related party interests required to be disclosed under Items 401(d) and 404(a), respectively, of Regulation S-K. He is not a director of FelCor or any other registered company.

(b)     Retirement of President, Chief Executive Officer and Director

On September 19, 2016, FelCor announced that Richard A. Smith, President and Chief Executive Officer of FelCor, retired as President and Chief Executive Officer of FelCor and resigned as a member of the Board, effective September 16, 2016 (the “Transition Date”). Mr. Smith will continue to be employed by FelCor in a non-executive role through the end of the year to facilitate the transition of his responsibilities (the “Termination Date”). Mr. Smith's decision to retire as President and Chief Executive Officer and resign from the Board was not a result of any disagreement with FelCor.

Mr. Smith and FelCor entered into a Retirement, Severance and Release Agreement (the “Agreement”), dated September 16, 2016, pursuant to which FelCor will provide the following benefits to Mr. Smith, effective upon completion of his employment with FelCor on the payment date as set forth in the Agreement (the “Payment Date”):

1.	An amount equal to 24 months’ base salary (based on his current base salary of $811,491.85);

2.
Accelerated vesting of his outstanding restricted stock units (“RSUs”): (x) with respect to RSUs that are eligible to vest based on performance measured over performance periods ended on or before the Transition Date, FelCor will issue to Mr. Smith that number of FelCor Shares issuable based on actual performance over such performance periods, plus an amount equal to all dividends, or Accrued Dividends, that would have been paid with respect to such FelCor Shares through the Payment Date had such FelCor Shares been issued and outstanding since the underlying RSUs were awarded; (y) with respect to RSUs that are eligible to vest based on performance measured over performance periods that extend beyond the Transition Date, FelCor will issue to Mr. Smith that number of FelCor Shares issuable based on truncated performance through the end of the most recently completed fiscal quarter, plus an amount equal to Accrued Dividends that would have been paid with respect to such FelCor Shares through the Payment Date had such FelCor Shares been issued and outstanding since the underlying RSUs were awarded; and (z) with respect to RSUs that are eligible to vest based on time, FelCor will issue to Mr. Smith the target number of FelCor Shares, plus an amount equal to Accrued Dividends that would have been paid with respect to such FelCor Shares through the Payment Date had such FelCor Shares been issued and outstanding since the underlying RSUs were awarded (to the extent RSUs are settled with phantom stock, FelCor will pay Mr. Smith the cash value of  that Phantom Stock, based on the closing price of FelCor Shares as of the most recent business day practicable prior to the Termination Date); and

3.	$84,834.24, in lieu of FelCor-paid COBRA premiums.

Mr. Smith will continue to participate in FelCor’s benefit programs through the Termination Date. The foregoing description of the Agreement is not complete and is qualified entirely by reference to the terms and conditions set forth in the Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Board intends to engage Spencer Stuart to assist with identifying a new Chief Executive Officer.

Item 7.01     Regulation FD Disclosure.

On September 19, 2016, FelCor issued a press release announcing the appointment of Mr. Pentecost as its President and interim senior executive officer and Mr. Smith’s retirement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
10.1	Equity Grant Agreement, dated as of September 19, 2016, by and between FelCor Lodging Trust
10.2	Incentive Compensation Program for Executive Officers, as amended.
10.3	Retirement, Severance and Release Agreement, dated as of September 16, 2016, by and between FelCor Lodging Trust Incorporated and Richard A. Smith.
99.1	Press release issued by FelCor Lodging Trust Incorporated on September 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 19, 2016	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Equity Grant Agreement, dated as of September 19, 2016, by and between FelCor Lodging Trust
10.2	Incentive Compensation Program for Executive Officers, as amended.
10.3	Retirement, Severance and Release Agreement, dated as of September 16, 2016, by and between FelCor Lodging Trust Incorporated and Richard A. Smith.
99.1	Press release issued by FelCor Lodging Trust Incorporated on September 19, 2016.